UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector Ste. 450

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On January 31, 2023, Piedmont Operating Partnership, LP (“Piedmont OP”), a consolidated subsidiary of Piedmont Office Realty Trust, Inc. (the “Registrant”), entered into a $215 million, floating-rate, unsecured term loan facility (the “$215 Million Unsecured 2023 Term Loan”). Piedmont OP intends to use the loan proceeds to repay the majority of its $350 Million Unsecured Senior Notes that mature on June 1, 2023, with the remaining balance repaid from a combination of cash on hand, proceeds from select property dispositions and/or borrowings under its $600 Million Unsecured 2022 Line of Credit.

The term of the $215 Million Unsecured 2023 Term Loan is one year, with an option to extend for an additional year for a final maturity date of January 31, 2025. Piedmont OP may prepay the loan in whole or in part, at any time without premium or penalty. Piedmont OP paid customary fees to the lenders in connection with the closing of the $215 Million Unsecured 2023 Term Loan.

The terms of the $215 Million Unsecured 2023 Term Loan are set forth in the Term Loan Agreement attached as Exhibit 10.1. As defined in the Term Loan Agreement, the $215 Million Unsecured 2023 Term Loan has the option to bear interest at varying levels based on Daily Simple SOFR, Term SOFR for an interest period selected by Piedmont OP of one or three months, or a Base Rate (which is defined as the greatest of (i) Bank of America’s prime rate, (ii) the Federal Funds Rate plus 1/2 of 1%, (iii) Term SOFR for a one-month period plus 1.0%, and (iv) 1.0%), in each case plus a stated interest rate spread. The stated interest rate spread for borrowings accruing interest based on Daily Simple SOFR and Term SOFR can vary from 0.85% to 1.70%, and the stated interest rate spread for borrowings accruing interest based on the Base Rate can vary from 0.00% to 0.70%, in each case based on the current credit rating of the Registrant or Piedmont OP, whichever is higher. As of the closing of the $215 Million Unsecured 2023 Term Loan, the applicable interest rate for the loan was Daily Simple SOFR plus 1.05%.

Under the terms of the $215 Million Unsecured 2023 Term Loan, Piedmont OP is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a leverage ratio of no more than 0.60, and a secured debt ratio of no more than 0.40.

The foregoing does not purport to be a complete description of the terms of the $215 Million Unsecured 2023 Term Loan and is qualified in its entirety by reference to the Term Loan Agreement attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Term Loan Agreement dated as of January 31, 2023, by and among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, BofA Securities, Inc., JPMorgan Chase Bank, N.A., and TD Securities (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Administrative Agent, and the other financial institutions initially signatory thereto and their assignees

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.
(Registrant)

Dated: February 3, 2023	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President